SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                        April 28, 2004 (April 27, 2004)


                            Loehmann's Holdings Inc.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


               000-31787                                13-4129380
       (Commission File Number)          (IRS Employer Identification No.)


        2500 Halsey Street, Bronx, NY                      10461
   (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (718) 409-2000


                                 Not Applicable
         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

         On April 27, 2004, a complaint was filed by Davidco Investments in the Court of Chancery of the State of Delaware in and for New Castle County, against Loehmann's Holdings Inc. (the "Company"), a Delaware corporation, and its directors. The complaint purports to be brought as a class action on behalf of the Company's stockholders. The complaint alleges, among other things, that the members of the board of directors of the Company breached their fiduciary duties to the Company's stockholders by approving the terms of the proposed sale of the Company for $23.00 per share. The complaint seeks, among other things, injunctive relief (including enjoining the proposed sale or rescission if the proposed sale is consummated) and compensatory and/or rescissory damages. The Company and its directors intend to vigorously contest the allegations set forth in the complaint. A copy of the complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) - (b) Not applicable

(c) Exhibits.

     99.1 Complaint dated April 27, 2004 filed by Davidco Investments, on behalf of itself and all others similarly situated, naming William
          J. Fox, Joseph Nusim, Robert N. Friedman, Robert Glass, Carol Gigli-Greer, Cory Lipoff, Erwin A. Marks and Loehmann's Holdings Inc. as defendants.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 28, 2004
                                    LOEHMANN'S HOLDINGS INC.


                                    By: /s/ Robert Glass
                                       -------------------------------------
                                       Name:  Robert Glass
                                       Title: Chief Operating Officer, Chief
                                       Financial Officer and Secretary


                                 EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION

99.1 Complaint dated April 27, 2004 filed by Davidco Investments, on behalf of itself and all others similarly situated, naming William J. Fox, Joseph Nusim, Robert N. Friedman, Robert Glass, Carol Gigli-Greer, Cory Lipoff, Erwin A. Marks and Loehmann's Holdings Inc. as defendants.